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                                                                  Exhibit (g)(1)


                FINANCIAL ADMINISTRATION, ACCOUNTING SERVICES,
               TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

      AGREEMENT dated as of August 1, 2003 between The Navellier Funds (the "Trust"), a Delaware business trust, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

      WHEREAS, the Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, shares of beneficial interest in the Trust are divided into separate series (each, along with any series which may in the future be established, a "Fund," collectively, the "Funds"); and

      WHEREAS, the Trust wishes to employ Integrated to serve as its accounting services and transfer, shareholder servicing and dividend disbursing agent on behalf of the Funds; and

      WHEREAS, Integrated wishes to provide such services to the Funds under the conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

      1.    APPOINTMENT.

            The Trust hereby employs Integrated as agent to perform those services described in this Agreement for the Funds. Integrated shall act under such appointment and perform the obligations thereof in accordance with the Trust's current registration statement and as required by applicable federal laws and regulations upon the terms and conditions hereinafter set forth.

2.    DOCUMENTATION.

            The Trust will furnish from time to time the following documents:

            A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of the shares of the Funds;

            B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

            C. A certified copy of the Agreement and Declaration of Trust and the Bylaws of the Trust and each amendment thereto;

            D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Integrated;
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            E. A certified copy of each resolution of the Board of Trustees authorizing Integrated to perform services under this Agreement;

            F. Copies of all agreements with service providers on behalf of the Funds, including advisory agreements, sub-advisory agreements, underwriting and dealer agreements and custody agreements in effect;

            G. Copies of any or all deficiency letters or other correspondence resulting from examinations, audits or reviews conducted by the SEC, the National Association of Securities Dealers ("NASD") or any other administrative or regulatory body, whether governmental or private.

            H. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Funds and for which Integrated is to act as plan agent; and

            I. Such other certificates, documents or opinions that Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

                FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES

      3.    CALCULATION OF NET ASSET VALUE.

            Integrated will maintain and keep current the general ledger for the Funds, recording all income and expenses, capital share activity and security transactions of the Funds. Integrated will calculate the net asset value of each of the Funds and the per share net asset value of each of the Funds, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Integrated will prepare and maintain a daily valuation of all securities and other assets of the Funds in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Funds, Integrated may contract with, and rely upon market quotations provided by, outside services.

      4.    PAYMENT OF TRUST EXPENSES.

            Integrated shall process each request received from the Trust or its authorized agents for payment of the Funds' expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Integrated shall prepare checks in the appropriate amounts that will be signed by an authorized officer of Integrated and mailed to the appropriate party.

      5.    OTHER SERVICES.

            Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the accounting services to the Funds detailed in Schedule A.


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                    TRANSFER AGENCY AND SHAREHOLDER SERVICING

            Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the transfer agency and shareholder services to the Funds detailed in Schedule B.

      6.    BANK ACCOUNTS.

            The Trust shall establish and maintain such bank accounts with such bank or banks ("Cash Management Bank(s)") as are selected by the Trust, as are necessary in order that Integrated may perform the services required to be performed hereunder. To the extent that the performance of such services shall require Integrated directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust shall provide such Cash Management Bank or Banks with all instructions and authorizations necessary for Integrated to effect such disbursements.

      7.    RECORDKEEPING AND OTHER INFORMATION.

            Prior to the commencement of Integrated's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Integrated (i) an accurate, certified list of shareholders of each Fund, showing each shareholder's address of record, number of shares owned and whether such shares are represented by outstanding share certificates and (ii) all shareholders records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Integrated under this Agreement including, without limitation, special instructions regarding withholding, dividend options and householding (collectively referred to as the "Materials"). The Trust shall, on behalf of each applicable Fund or class, indemnify and hold Integrated harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession or control reasonably needed by Integrated to perform the services described in this Agreement.

                                     GENERAL

      8.    RECORD RETENTION AND RETURN

            A. Integrated shall keep and maintain on behalf of the Trust all books and records, necessary to Integrated's performing its responsibilities under this Agreement, which the Trust is, or may be, required to keep and maintain by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. Where applicable, such records shall be maintained by Integrated for the periods and in the places required by Rules 31a-1 and 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. All such records shall be the property of the Trust at all times and shall be available during regular business hours for reasonable audit and inspection by the Trust or its agents, or any regulatory agency having authority over the Trust.

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            B.    Integrated may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain the Trust's files, records and documents created and maintained by Integrated pursuant to this Agreement which are no longer needed by Integrated in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by Integrated for six years from the year of creation. At the end of the six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

      9.    DATA ACCESS AND PROPRIETARY INFORMATION.

            The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Integrated as part of the Trust's ability to access certain Trust-related data ("Customer Data") maintained by Integrated on data bases under the control and ownership of Integrated or another third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Integrated or other third party. In no event shall Proprietary Information be deemed Customer Data. The Trust agrees to treat all Proprietary Information as proprietary to Integrated and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

      10.   COOPERATION WITH ACCOUNTANTS.

            Integrated shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

      11.   SPECIAL SERVICES AND REPORTS AND EXCEPTION PROCESSING.

            A. Integrated may provide special services and reports with respect to the Trust, subject to an additional charge as detailed in Schedule C, or such other services and reports as may be reasonably requested by the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties. Integrated is, as of the date of this Agreement, still developing and implementing the services designated as "i-online reporting" in Addendum 1; Integrated will make available to the Trust the i-online services at such time as those services are placed into full operation.

            B. Integrated may provide exception processing upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties. Exception processing includes, but is not limited to, processing which:

                  (a) requires Integrated to use methods and procedures other than those usually employed by Integrated to perform its obligations under this Agreement;

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                  (b)   involves the provision of information to Integrated
after the commencement of the nightly processing cycle of Integrated's transfer agency, administration and/or fund accounting processing system; or

                  (c) requires more manual intervention by Integrated, either in the entry of data or in the modification or amendment of reports generated by Integrated's transfer agency, administration and/or fund accounting processing system than is usually required.

      12.   FURTHER ACTIONS.

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      13.   SUBCONTRACTING.

            Integrated may, at its expense, and, upon prior written approval from the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.

      14.   COMPENSATION.

            For performing its services under this Agreement, the Trust shall pay Integrated a monthly fee with respect to each Fund in accordance with the schedule attached hereto as Schedule D.

      15.   EXPENSES.

            A. Integrated shall furnish, at its expense and without cost to the Trust, the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement. All costs and expenses not expressly assumed by Integrated under this Paragraph shall be paid by the Trust, including, but not limited to, costs and expenses of meetings of the Board of Trustees and shareholders of the Trust and portfolio compliance training, including costs and expenses of officers and employees of Integrated in attending or conducting such meetings or training, as well as costs and expenses for all regulatory filings, postage, envelopes, checks, drafts, continuous forms, bank charges, reports, communications, proxies (including production, legal fee and administrative costs), statements and other materials, file interface expenses (e.g., FundSmith, Fanmail, Broker Browser, Expeditor and other distribution partners), label file creation, Blue Sky filing fees, telephone, telegraph and remote transmission lines, typesetting, printing, EDGARization, confirmations, fulfillment and any other shareholder correspondence, use of outside pricing services, use of outside solicitation, tabulation and mailing firms, necessary outside record storage, record destruction, document shredding, media for storage of records (e.g., microfilm, microfiche, computer tapes), pro rata expenses for preparation of Integrated's Fund Accounting and Transfer Agent SAS 70 reports,

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costs and fees, including employee time and system expenses, associated with exception processing and resolution of errors not caused by Integrated, and any and all assessments, taxes or levies assessed on Integrated for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

            B. The Trust authorizes Integrated to receive payment of fees due to Integrated or to be reimbursed for Fund expenses Integrated pays on behalf of the Fund directly from the Fund. Integrated will provide the Trust with documentation detailing such fees or expenses within a reasonable time corresponding to the payment of the fees or expenses. However, Trust approval shall not be required in advance of such payments. In the event of a dispute arising from the payment of fees or expenses and upon mutual agreement by the Trust and Integrated as to the appropriate resolution of the dispute, the Trust and/or Integrated shall make the necessary reimbursements to the Fund.

      16.   REFERENCES TO INTEGRATED OR THE TRUST.

            A. Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

            B. Integrated shall not circulate any printed matter that contains any reference to the Trust without the prior written approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Integrated. Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust and its counsel prior to any deadline for printing.

      17.   EQUIPMENT FAILURES.

            In the event of equipment failures beyond Integrated's control, Integrated shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Integrated shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

      18.   INDEMNIFICATION OF INTEGRATED.

            A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its directors, officers, employees, shareholders, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, including consequential damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services

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rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement. Integrated may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Integrated shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof have been received by Integrated from the Trust.

            B. Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

            C. In providing services pursuant to this Agreement, no person who is a director, officer, shareholder, employee or agent of Integrated, or its affiliates, even though also an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services or acting as the principal executive officer or principal financial officer of the Trust, nor shall any such persons be considered as providing similar functions to the Trust. Nor shall any director, officer, shareholder, employee or agent of Integrated, or its affiliates, even though also an officer, trustee, employee or agent of the Trust, have the authority to certify any reports or filings as principal executive officer or principal financial officer of the Trust on behalf of the Trust to the SEC or any other administrative or regulatory body, whether governmental or private, including but not limited to, certification of Form N-CSR.

            D. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates of any thereof from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities (whether with or without basis in fact or law), including legal fees and expenses and investigation expenses, of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or
(ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not

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apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

            E. Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to the Trust or any third party for any special, consequential, punitive or incidental damages, even if advised of the possibility of such damages.

      19.   TERMINATION

            A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for three years ("Initial Term") from that date and shall continue in force for one year thereafter ("Renewal Term"), but only so long as such continuance is approved (1) by Integrated, (2) the Trust, (3) by a vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (4) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

            B. Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least one hundred eighty (180) days' prior written notice of such termination specifying the date fixed therefore. In the event this Agreement is terminated by the Trust prior to the end of the Initial Term or any subsequent Renewal Term, the Trust shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. The Trust shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to the Trust of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement. By way of example, and not of limitation, an action that would not constitute a termination of this Agreement, and therefore not be subject to this Section 19.B., would include the merger of one Fund of the Trust into another Fund of the Trust or the termination and liquidation of a Fund in the ordinary course of business.

            C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party. If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket

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expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

            D. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust, or a Fund, into or the consolidation of the Trust, or a Fund, with another non-affiliated investment company, the sale by the Trust, or a Fund, of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust, or a Fund, and distribution of its assets, or any similar transaction involving the Trust or a Fund, this Agreement will terminate with respect to the applicable Fund or Funds and Integrated shall be released from any and all obligations hereunder upon the payment of the fees, disbursements and expenses due to Integrated through the end of the then current term of this Agreement. By way of example, and not of limitation, a transaction in the ordinary course of business, and therefore not subject to this Section 19.D., would include the merger of one Fund of the Trust into another Fund of the Trust. The parties acknowledge and agree that the damages provision set forth above in paragraph B shall be applicable in those instances in which Integrated is not retained to provide financial administration, accounting, or transfer agency services subsequent to the transactions listed above.

            E. Integrated will be entitled to collect from the Trust all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted.

      20.   SERVICES FOR OTHERS.

            Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

      21.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

            The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

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      22.   LIMITATION OF LIABILITY.

            It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

      23.   SEVERABILITY.

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      24.   QUESTIONS OF INTERPRETATION.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      25.   CONFIDENTIALITY

            A. Both parties hereto agree that any nonpublic information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

            B. Both parties hereto agree that nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

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      26.   NOTICES.

            All notices required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:           The Navellier Funds
                        One East Liberty, Third Floor
                        Reno, Nevada 89501
                        Attention:  Arjen Kuyper

To Integrated:          Integrated Fund Services, Inc.
                        221 East Fourth Street, Suite 300
                        Cincinnati, Ohio 45202
                        Attention:  Scott A. Englehart

or to such other address as any party may designate by notice complying with the terms of this Paragraph. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      27.   AMENDMENT.

            This Agreement may not be amended or modified except by a written agreement executed by all parties.

      28.   BINDING EFFECT.

            Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

      29.   COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      30.   FORCE MAJEURE.

            Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its control, including and without limitation, acts of God, interruption of power or other utility,

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transportation, mail, or communication services, acts of civil or military authority, sabotages, war, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

      31.   MISCELLANEOUS.

            The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE NAVELLIER FUNDS

                                        By:
                                           -------------------------------------
                                        Its: President


                                        INTEGRATED FUND SERVICES, INC.

                                        By:
                                           -------------------------------------
                                        Its: President

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                                                                  Schedule A
                                                                  August 1, 2003

                FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES

      In consideration of the compensation detailed in this Agreement, Integrated shall perform the following accounting services:

      1. Calculate net asset value and per share net asset value in accordance with the 1940 Act and the Trust's prospectus.

      2. Record all security transactions including appropriate gains and losses from the sale of portfolio securities.

      3.    Record interest income and dividend income.

      4. Record each Fund's capital share activities based upon purchase and redemption transactions received by the transfer agent.

      5.    Calculate a daily cash figure for investment purposes.

      6.    Monitor and seek authorization for payment of expenses of each Fund.

      7. Periodically report to the Trust or its authorized agents share purchases and redemptions and trial balances of each Fund.

      8. Prepare the necessary supporting computations on a book and tax basis to ensure each Fund complies with the requirements of Section 851 of the Internal Revenue Code.

      9. Facilitate and perform tax planning and administration and assist independent accountants with the preparation of tax forms.

      10. Monitor all tax compliance calculations to ensure that each Fund qualifies as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.

      11. Assist independent accountants with the annual audit by preparing necessary annual audit work papers.

      12. Generate fund performance calculations (including after-tax returns) and automated report dissemination.

      13. Maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

      14. As requested by the investment adviser, provide reports necessary for the Trust's investment adviser, to monitor compliance with federal and state rules and regulations.

      15. Prepare and maintain the necessary journals and schedules to report the required information on Form N-SAR.

      16. Prepare financial statements and supporting statements, footnotes, per share information and schedule of investments for the inclusion in the semiannual and annual reports.

      17. Conduct portfolio compliance training for Fund management and the investment adviser upon request.

                                                                  Schedule B
                                                                  August 1, 2003

                    TRANSFER AGENCY AND SHAREHOLDER SERVICES

      In consideration of the compensation detailed in this Agreement, Integrated shall perform the following transfer agency and shareholder services as applicable:

Shareholder Accounts

      1.    Establish new shareholder accounts

      2.    Record changes to shareholder registration information

      3.    Process shareholder purchase and redemption orders

      4.    Process shareholder transfer and exchange requests

      5.    Issue periodic statements for shareholders

      6. Provide shareholders with Integrated's standard shareholder statement and confirmation package

      7.    Issue transaction confirmations

      8. Process dividend payments, including the purchase of new shares through dividend reimbursement

      9.    Prepare shareholder tax information, i.e., Form 1099, 1042, and 5498

      10.   Maintain shareholder account documentation

      11. Answer telephone inquiries and accept financial transactions from shareholders and their properly designated representative

      12.   Provide servicing support for broker-dealers

      13.   Withhold taxes on U.S. Resident and non-resident alien accounts

      14.   Reply to shareholder calls and correspondence

      15.   Cancel share certificates

      16.   Qualify each Fund for sale in various states ("blue sky" filings).

      17. Coordinate the preparation, filing and distribution of proxy materials and periodic reports as required by law, as mutually agreed to by the Parties.

      18. Provide lost-shareholder services in accordance with Rule 17Ad-17 of the Securities Exchange Act of 1934

      19.   Direct processing of checks, wires, and ACH

Sales Load Processing

      1.    Support front-end, level-load, and CDSC share classes

      2. Calculate fees due under Rule 12b-1 plans for distribution and marketing expense

      3.    Track and pay sales commissions on direct shareholder purchases

*NSCC Services

      1.    FundServ

      2.    Networking

      3.    CommissionServ

      4.    ACATS

      5.    ToRA

      6.    Mutual Fund Profile

      7.    DCC&S

      *NSCC Services may be subject to set-up charges and ongoing fees in accordance with this agreement.

SHAREHOLDER RECORDS.

Integrated shall maintain records for each shareholder account showing the following:

      1.    Names, addresses and tax identifying numbers;

      2.    Name of the dealer of record, if any;

      3.    Number of shares held of each Fund;

      4. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

      5. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

         6. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

      7. Any correspondence relating to the current maintenance of a shareholder's account;

      8. Certificate numbers and denominations for any shareholder holding certificates;

      9. Any stop or restraining order placed against a shareholder's account;

      10. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

      11. Any information required in order for Integrated to perform the calculations contemplated under this Agreement.

Returned Checks

      In the event that Integrated is notified by the Trust's Cash Management Bank that any check or other order for the payment of money is returned unpaid for any reason, Integrated will:

      1. In the absence of other instructions from the Trust, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Cash Management Bank to forward such returned check to the person who originally submitted the check; and

      2. Upon notification of the Trust, collect any fees from the person who originally submitted the check including losses to the Trust resulting from the returned check.

Uncashed Checks

      For shareholders who select to receive distributions or redemptions in cash and the U.S. Postal Service cannot deliver their checks or if their checks remain uncashed for 90 days, Integrated will reinvest the amount uncashed check into their account at the then current NAV and their account will be converted to the reinvest option. No interest will accrue on an amount represented by uncashed distribution checks. Integrated will make commercially reasonable attempts to contact the shareholder prior to taking the action described above.

Lost or Stolen Certificates

      Integrated shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. New certificates shall not be issued. Replacement shares will be issued in book form only upon:

            (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by Integrated; and

            (ii) Completion of a release and indemnification agreement signed by the shareholder to protect Integrated and its affiliates.

                                                                  Schedule C
                                                                  August 1, 2003

                          SPECIAL SERVICES AND REPORTS

CUSTOMIZED REPORTS

Reports are created based on the client's design specification and are scheduled to be created on a set schedule such as daily, weekly, every 2 weeks, monthly, quarterly or annually. Programming for requests is $75.00 an hour and there is a one-time set-up fee of $75.00.
Fee Schedule

FREQUENCY                    CHARGE
---------                    ------
Daily                        $125.00/Per Month
Weekly                       $70.00/Per Month
Every 2 Weeks                $45.00/Per Month
Monthly                      $25.00/Per Month
Quarterly                    $25.00/Per Quarter
Annually                     $25.00/Annually

ON DEMAND REPORTS

Reports requested with the client's specifications one time and not on a set schedule. The charge is $90.00 per request. If an on demand report were requested with the same criteria as a previous request the charge would be $45.00. If programming time exceeds 2 hours, a $75 per hour charge will apply.

EARLY CASH REPORTING

Early Cash Reporting provides Investment Advisors preliminary cash estimates for shareholder activity daily by 7:30 a.m. EST for fluctuating NAV Funds. The reporting is a useful tool that allows for Investment Advisors to forecast future cash inflows and outflows from shareholder activity prior to the FINAL cash figures being available from Fund Accounting at 9:30 a.m. EST. THE PRELIMINARY CASH ESTIMATES ARE SUBJECT TO CHANGE. The information is available via a Secured Internet Site.

Fee Schedule
One-time set-up fee $200
Monthly fee $250

                                                                  Schedule D
                                                                  August 1, 2003

                               THE NAVELLIER FUNDS

        COMPENSATION FOR FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES

      Each Fund will pay Integrated, on the first business day following the end of each month, a fee based on its average daily net assets during such month as follows:

Percentage Rate*                   Average Daily Net Assets
---------------                    ------------------------
    0.150%                         First $  500,000,000
    0.100%                         Next     500,000,000
    0.075%                         Over   1,000,000,000

      Except for the Navellier Variable Insurance Series Fund, Inc. the annual minimum fee per Fund is $70,000. Each additional class of shares is subject to an annual minimum fee of $10,000. The annual minimum fee per Fund in the Navellier Variable Insurance Series Fund, Inc. is $50,000.

* Plus an additional fee at the rate of 0.001% per annum of each Fund's average net assets in excess of $300,000,000. This fee represents the asset-based fee Integrated is charged by SunGard.

Integrated will also include the electronic delivery of accounting via the Apollo software and reduce the annual expense of full internet functionality from $25,000 to $10,000 with an additional monthly license fee of $125 per user.

COMPENSATION FOR TRANSFER AGENCY AND SHAREHOLDER SERVICES

      Each Fund will pay Integrated, on the first business day following the end of each month, an annual per account charge of $25 for each open shareholder account up to 20,000 accounts. The Fund will pay Integrated, on the first business day following the end of each month, an annual per account charge of $20 for each open shareholder account for accounts in excess of 20,000. Each Fund will pay Integrated, on the first business day following the end of each month, an annual per account charge of $7 for each closed shareholder account. Except for the Navellier Variable Insurance Series Fund, Inc. the annual minimum fee is $30,000 for each Fund. The annual minimum fee per Fund in the Navellier Variable Insurance Series Fund, Inc. is $20,000.

      Integrated will charge each IRA shareholder account an annual fee of $10.00 per account for the additional servicing work for IRA accounts.

      Each Fund will reimburse Integrated for out-of-pocket expenses incurred in the performance of its financial administration, accounting, transfer agency and shareholder services under this Agreement.

                                                                      Schedule E

                      Anti-Money Laundering Program Service
                          Service Description Document

Integrated as Transfer Agent for the Trust agrees to perform the procedures as described below as required by the USA PATRIOT Act of 2001 (the "Act") and applicable sections of the Bank Secrecy Act and the Internal Revenue Service Code.

1) Integrated will perform the AML procedures described below in accordance with the Trust's written AML Program. Integrated will:

      a) Develop and implement an anti-money laundering program reasonably designed to detect activities indicative of money laundering and achieve compliance with such regulatory requirements applicable to money laundering;

      b) Provide the Trust's AML Compliance Officer with a copy of Integrated's AML Program;

      c) Monitor the mutual fund accounts of Trust's shareholders for suspicious activity;

      d) Apply "Red Flag" monitoring of fund direct account activity to detect potential suspicious activity;

      e) Investigate potential suspicious activity using commercially reasonable means and provide the Trust's AML Compliance Officer with investigation results for review and action;

      f) Implement training programs to educate Integrated's officers and employees regarding its anti-money laundering policies and procedures;

      g) Designate a compliance officer with sufficient authority to oversee Integrated's anti-money laundering policies and procedures and to interact with the Trust's AML Compliance Officer; and

      h) Conduct an independent audit of Integrated's anti-money laundering policies and procedures on an periodic basis as required by law;

      i) Provide the Trust's AML Compliance Officer with a report of the independent audit findings;

      j) Provide the Trust's AML Compliance Officer with periodic reports regarding the administration of Integrated's AML Program;

      k) Search the Trust's shareholder files that are maintained by Integrated as requested by the Federal Crimes Enforcement Center (FinCEN);

      l) Provide appropriate Federal agencies with information and records relating to Integrated's anti-money laundering program including results of inspections related to its anti-money laundering program;

      m)    File IRS Form 8300 reports as required;

      n) Check shareholder names against lists of known or suspected terrorists or terrorist organizations such as those persons and organizations listed on Treasury's Office of Foreign Assets Control
            (OFAC) or other lists as designated by the government using commercially available or proprietary databases;

      o)    Retain records on behalf of the Trust as required by the Act;

2) Integrated will perform the following procedures pursuant to the requirements of the Customer Identification Program in accordance with
      Section 326 of the USA PATRIOT ACT and consistent with the Trust's AML Program policies and procedures and Section IX above. Specifically:

      a) The Trust authorizes Integrated to accept only those new accounts for which the elements required by law are presented;

      b) In the event the required elements (above) are not provided, Integrated shall make reasonable efforts to obtain the missing information within one business day of receipt of the new account application. Integrated will not open any account without the required elements;

      c) The Trust authorizes Integrated to refuse to open any account whose owner's identity it is unable to verify to its satisfaction without consultation with the Trust and in accordance with the Trust's AML Program policies and procedures and Section IX of this Addendum;

      d) The Trust authorizes Integrated to employ commercially available or proprietary databases to verify the identity of shareholders as described by Integrated's AML Program and as required by law;

      e) In the event that a discrepancy arises related to the verification of a shareholder's identity, Integrated will make commercially reasonable efforts to resolve the discrepancy to verify the identity of the shareholder to its satisfaction and without consultation with the Trust and in accordance with the Trust's AML program policies and procedures and Section IX of this Addendum;

      f) The Trust authorizes Integrated to open accounts for non-US persons only if:

            i) The account is opened through a broker-dealer with whom the Fund or its Distributor has an established dealer agreement; and

            ii)   The broker-dealer is a U.S.-registered firm;

            iii) The broker-dealer through which the account is established has provided the necessary certifications to the Fund or its Distributor regarding its anti-money laundering program; or

            iv) The Trust specifically directs Integrated in writing to accept the account and certifies to Integrated that it has verified the identity of the shareholder.

      g) The Trust delegates to and authorizes Integrated to request and obtain AML program certifications as may be required from qualified financial institutions for the purposes of selling shares of the Trust through the qualified financial institution and, in the absence of such certification, Integrated shall not accept orders from an uncertified financial institution except as specifically directed by the Trust in writing and in accordance with Section IX of this agreement.

3) The Trust agrees to pay Integrated fees listed in the attached fee schedule for performing the services described in this section.

                                  Attachment B

                              Anti-Money Laundering
                                Program Services
                                  Fee Schedule

The following fee schedule shall be effective upon execution of this Addendum. The Trust will be assessed fees for all qualified new accounts as identified in the Trust's AML Program policies and procedures.

AML Program Set-up Fee..................$250 one-time

AML Program Administration Fee..........$250 per month, per service agreement

Verification of customer identity.......$2.50 per new account opened*

Government list searches................included

*File transmission fees may apply

                                   ADDENDUM 1

                          I-ONLINE PORTFOLIO ACCOUNTING

                          SERVICE DESCRIPTION DOCUMENT

I.    INTRODUCTION

      This document is a Service Description regarding Client's use of the i-online Portfolio Accounting ("i-online"). This document describes the services and responsibilities, as agreed between Client and Integrated.

      A.    SERVICE DESCRIPTION

            i-online portfolio accounting is a browser-based system, which allows electronic distribution of portfolio information and reports to clients. Reports are available via browser access and can be viewed or downloaded. Investment Advisors have real time access to portfolio and fund information. The user has access to standard reports and financial statements.

      B.    SOFTWARE REQUIREMENTS

            i-online supports Internet Explorer version 5.5 and above, and Netscape Navigator version 6.0 and above.

      C.    BENEFITS/FEATURES/CAPABILITIES

            -     Real time access to data

            -     Browser Access

            -     Client can download or view data throughout the day

            -     Drill down detail on highlighted information

            - All standard reports included in addition to financial statement information

            -     Integrated technical support

            -     Customized reports can be created and put on user menu

II.   SERVICE DEFINITION

      A.    SERVICE FUNCTIONS AND DELIVERABLES

            The functions and deliverables described below comprise Integrated's current support of the i-online service.

      B.    SERVICE INITIATION AND ACCEPTANCE

            Upon receipt of authorization by Client for i-online service, Integrated and the Client will determine detailed business requirements and agree to a service implementation schedule that includes the service initiation, installation and acceptance testing.

      C.    PROFESSIONAL SERVICES AND SUPPORT

            Integrated shall provide to Client, during Integrated's normal business hours, telephone support regarding Client's proper and authorized use of the latest release of the i-online service that is generally available to Integrated's i-online Customer base ("Latest Release"). For any non-support-related assistance or consulting, Client may contract with Integrated for additional Professional Services in accordance with the Service Agreement.

                          I-ONLINE PORTFOLIO ACCOUNTING

                          ASSOCIATED FEES AND EXPENSES


I.    SERVICE INITIATION FEE


      Client agrees to pay fees as described below for Integrated's i-online services that will include the following:

            1.    Basic Product Training up to 16 hours of training

      Integrated will provide additional support hours as required at the Professional Services Rate of $150 per hour. Any necessary additional support hours must be authorized by the Client in writing prior to Integrated performing any work. Client shall pay any and all reasonable travel, lodging, and out-of-pocket expenses incurred by Integrated in connection with i-online support and training.

II.   SERVICE FEES

The following fee tables apply to Integrated's i-online Portfolio Accounting.

                 SERVICE                                 PRICING
Annual Maintenance including up to 7    $10,000 per year, billed monthly.
customized reports per year

User License                            $125 per user license per month, billed
                                        monthly.

III.  PROFESSIONAL SERVICES

      At Client's request, Integrated will provide to Client consulting services, custom modification programming, and general support services relating to i-online Service at the Professional Services hourly rate provided in this agreement.

IV.   ADDITIONAL SERVICES AND CHARGES

      Integrated reserves the right to charge for services outside of the range of normal support services. These services will not be performed until the Client has provided written authorization to proceed. Such services considered outside the range of normal support services are: (a)updating the Client's existing website with i-online hyperlinks, (c) other cases where it is demonstrated that the problem is not the responsibility of Integrated.

V.    INVOICING

      Service fees shall be invoiced effective on the Software Acceptance Date described in this agreement. Further, payment thereof shall be governed by the Services Agreement.

                                   ADDENDUM 2

                         I-ONLINE SHAREHOLDER ACCOUNTING

                          SERVICE DESCRIPTION DOCUMENT

I.    INTRODUCTION

      This document is a Service Description regarding Client's use of the i-online Shareholder Accounting ("i-online"). This document describes the services and responsibilities, as agreed between Client and Integrated.

      A.    SERVICE DESCRIPTION

            The i-online service provides clients, shareholders, investment representatives and other authorized users Internet access to Shareholder Account Information stored on Integrated's Shareholder Information Database.

      B.    I-ONLINE CUSTOMIZATION

            1. At the Client's option, Integrated will use i-online's Branding Engine to customize the Client's i-online site according to standard customization options:

                  a.    "LOOK & FEEL" OPTIONS

                        i.    Client Logo

                        ii.   Main Background Colors

                        iii.  Tab Colors

                        iv.   Text Colors

                        v.    Table Colors

                  b. EMAIL TEXT OPTIONS - i-online allows the Client to specify the text used for the following systematic emails:

                        i.    `Forgot Password'

                        ii.   `Registration Confirmation'

                        iii.  `New Statement Notification'

                  c. LINKS & URL'S - i-online pages will provide hyperlinks to external web-pages specified by the Client, including:

                        i.    Fund Home Page

                        ii.   Fund Literature

                        iii.  Technical Support

                        iv.   Customer Support

                        v.    Others as required

                  d. LEGAL DOCUMENTS & DISCLAIMERS - Integrated has standard Legal Disclaimers approved by our Legal Department, however, the Client can choose to use their own language if desired

      C.    USER ROLES

            i-online supports various `User Roles' which govern the level of access given to a particular user.

            1. SHAREHOLDER: Shareholders and other Interested Parties. Access granted to only the accounts they are authorized to view. Presented to the user with the Client's Custom Branding scheme.

            2. CLIENT: High level access to all accounts within the Client's Management Company. Presented to the user with Integrated Branding scheme.

            3. CSR (CUSTOMER SERVICE REPRESENTATIVE): Access level designed for reps to move through the system will no restrictions, and to emulate a shareholder session in order to provide support. Presented to the user with the Client's Custom Branding scheme.

            4. DEALER/INVESTMENT PROFESSIONAL: Form Dealer, Branch, Representative, and other professional intermediaries. Provides access to shareholder accounts under their particular jurisdiction. User ID must be confirmed and approved by an Integrated Administrator.

      D.    SOFTWARE REQUIREMENTS

            i-online supports Internet Explorer version 5.5 and above, and Netscape Navigator version 6.0 and above.

      E.    BENEFITS/FEATURES/CAPABILITIES

            1. Offers a comprehensive menu of functions, easy access, and an intuitive graphical interface.

            2. Enables users to have access to shareholder information, such as account profiles, balances, taxes paid, transaction history, account options, dividend & capital gain information

            3. Presentation of Electronic Statements, with the ability to `opt out' of paper statement delivery and receive electronic notification of newly available statements

                               SERVICE DEFINITION

      A.    SERVICE FUNCTIONS AND DELIVERABLES

            The functions and deliverables described below comprise Integrated's current support of the i-online service.

      B.    SERVICE INITIATION AND ACCEPTANCE

            Upon receipt of authorization by Client for i-online service, Integrated and the Client will determine detailed business requirements and agree to a service implementation schedule that includes the service initiation, installation and acceptance testing.

      C.    PROFESSIONAL SERVICES AND SUPPORT

            Integrated shall provide to Client, during Integrated's normal business hours, telephone support regarding Client's proper and authorized use of the latest release of the i-online service that is generally available to Integrated's i-online Customer base ("Latest Release"). For any non-support-related assistance or consulting, Client may contract with Integrated for additional Professional Services in accordance with the Service Agreement.

                         I-ONLINE SHAREHOLDER ACCOUNTING

                          ASSOCIATED FEES AND EXPENSES

I.    SERVICE INITIATION FEE

      Client agrees to pay fees as described below for Integrated's i-online services that will include the following:

            1.    Basic Product Training up to 8 hours

      Integrated will provide additional support hours as required at the Professional Services Rate of $150 per hour. Any necessary additional support hours must be authorized by the Client in writing prior to Integrated performing any work. Client shall pay any and all reasonable travel, lodging, and out-of-pocket expenses incurred by Integrated in connection with i-online support and training.

II.   SERVICE FEES

The following fee tables apply to Integrated's i-online shareholder suite.

      PRICING

                                             ELECTRONIC                     INITIAL       ANNUAL CHARGE -
 I-ONLINE SERVICE        DESCRIPTION         STATEMENTS        BRAND        SET-UP       BILLED QUARTERLY
 ----------------        -----------         ----------        -----        ------       ----------------
  Client Access     Limited Client Access        No         Integrated       $400             $4,000

                                             ELECTRONIC                     INITIAL       ANNUAL CHARGE -
 I-ONLINE SERVICE        DESCRIPTION         STATEMENTS        BRAND        SET-UP       BILLED QUARTERLY
 ----------------        -----------         ----------        -----        ------       ----------------
    Investment       Inquiry Access for
   Professional          Investment              Yes        Integrated       $800             $8,000
      Access          Professionals to
                      their customer's
                          accounts               Yes          Client          **             $12,000

(Includes "Client Access")

                                             ELECTRONIC                     INITIAL
 I-ONLINE SERVICE        DESCRIPTION         STATEMENTS        BRAND        SET-UP     COST PER ACCOUNT/YEAR
 ----------------        -----------         ----------        -----        ------     ---------------------
   Shareholder       Inquiry Access for          Yes           Client          **
     Inquiry           Shareholders to
                        their accounts     # TOTAL ACCOUNTS ON RECORD KEEPING SYSTEM
                                           -----------------------------------------
                                           Up to 40,000 ($25,000 minimum)                      $1.00
                                           Next 40,000 to 80,000                               $0.75
                                           Next 80,000 to 160,000                              $0.50

(Includes "Investment Professional Access" and "Client Access")

                                             ELECTRONIC                     INITIAL
 I-ONLINE SERVICE        DESCRIPTION         STATEMENTS        BRAND        SET-UP     COST PER ACCOUNT/YEAR
 ----------------        -----------         ----------        -----        ------     ---------------------
   Shareholder        Inquiry Access &          Yes           Client          **
 Inquiry & Trade      Trade Submission
    Processing                             # TOTAL ACCOUNTS ON RECORD KEEPING SYSTEM
                                           -----------------------------------------
                                           Up to 40,000 ($30,000 minimum)                      $1.25
                                           Next 40,000 to 80,000                               $1.00
                                           Next 80,000 to 160,000                              $0.75

      ** - Integrated will provide pricing for customized site branding upon Client Request

III.  PROFESSIONAL SERVICES

      At Client's request, Integrated will provide to Client consulting services, custom modification programming, and general support services relating to i-online Service at the Professional Services hourly rate provided in this agreement.

IV.   ADDITIONAL SERVICES AND CHARGES

      Integrated reserves the right to charge for services outside of the range of normal support services. These services will not be performed until the Client has provided written authorization to proceed. Such services considered outside the range of normal support services are: (a) updating the Client's existing website with i-online hyperlinks, and (b) other cases where it is demonstrated that the problem is not the responsibility of Integrated.

V.    INVOICING

      Service fees shall be invoiced effective on the Software Acceptance Date described in this agreement. Further, payment thereof shall be governed by the Services Agreement